REPORT OF INDEPENDENT AUDITORS


To the Board of Trustees of
Time Horizon Funds

In planning and performing our audits of the financial statements of Time Horizon Funds (comprising, respectively, the Time Horizon
 Portfolio 1, Time Horizon Portfolio 2, and Time Horizon Portfolio
 3) for the year ended June 30, 1997, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of Time Horizon Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in any internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public
 Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level of risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
  However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 1997.

This report is intended solely for the information and use of the board of trustees and the Securities and Exchange Commission.



Los Angeles, California
August 8, 1997